EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No 333-48402 on Form S-8 of Lakeland Financial Corporation of our report dated June 21, 2012 appearing in this Annual Report on Form 11-K of Lakeland Financial Corporation 401(k) Plan for the year ended December 31, 2011.

Crowe Horwath LLP

South Bend, Indiana
June 21, 2012